Exhibit (e)(3)

UNDERWRITING AGREEMENT

THIS AGREEMENT, dated as of April 30, 2009, as amended May 22, 2012, is entered into by and between InvestEd Portfolios (hereinafter the “Trust”), a Delaware statutory trust, and Waddell & Reed, Inc. (hereinafter “W&R”), a Delaware corporation.

I.	REPRESENTATIONS

A. The Trust represents that

1) it is a registered open-end management investment company (mutual fund), and

2) the shares of each of its classes of shares (“Fund”) and of each sub-class thereof (“Class”), if any, are, as of the date of the effectiveness of this Agreement as to each such Fund or Class, registered with the Securities and Exchange Commission (“SEC”) and qualified or otherwise authorized for sale in all states of the United States as may be agreed upon. (As to any Fund or Class not registered with the SEC and qualified or otherwise authorized for sale in all states of the United States as may be agreed upon, this Agreement shall become effective as to such Fund or Class upon such registration and qualification or authorization.)

B. W&R represents that

1) it is a broker-dealer registered with the SEC and is duly qualified to offer shares of the Funds in all states in which the shares are currently qualified or otherwise authorized for offer for sale;

2) it is a member of the Financial Industry Regulatory Authority (“FINRA”);

3) it maintains a retail securities and insurance sales organization consisting in part of a number of representatives authorized under Federal and state securities laws to solicit as representatives of W&R orders for Fund shares and other securities;

4) it maintains and enforces procedures to enable it to supervise its representatives and associated persons in accordance with applicable securities laws, rules and regulations including the Rules of FINRA; and

5) it maintains and enforces procedures to review for compliance with applicable securities laws, rules and regulations all sales literature and promotional materials used by it and authorized to be used by its representatives in solicitation of orders to buy Fund shares, and it files, when applicable, such literature and materials with FINRA.

II.	APPOINTMENT OF UNDERWRITER and OBLIGATIONS

The Trust hereby appoints W&R and W&R agrees to act as the Trust’s principal underwriter under the terms and provisions of this Agreement.

A.	Trust agrees

1) to use its best efforts to register from time to time under the Securities Act of 1933 (the “Securities Act”) adequate amounts of its shares for sale by W&R to the public and to qualify or to permit W&R to qualify such shares for offering to the public in such states as may from time to time be agreed upon;

2) to immediately advise W&R (i) when any post-effective amendment to its registration statement or any further amendment or supplement thereto or any further registration statement or amendment or supplement thereto becomes effective, (ii) of any request by the SEC for amendments to the registration statement(s) or any then effective prospectus or for statement of additional information (“SAI”) or for additional information, (iii) of the issuance by the SEC of any stop-order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (iv) of the happening of any event which makes untrue any material statement made in the registration statement or any then effective prospectus or SAI or which, in the opinion of counsel for the Trust, requires the making of a change in the registration statement or any then effective prospectus or SAI in order to make the statements therein not misleading; in case of the happening at any time of any event which materially affects the Trust or its securities and which should be set forth in a supplement to or an amendment of any then effective prospectus or SAI in order to make the statements therein not misleading, to prepare and furnish to W&R such amendment or amendments to that prospectus or SAI as will correct the prospectus or SAI so that as corrected it will not contain, or such supplement or supplements to that prospectus or SAI which when read in conjunction with that prospectus or SAI will make the combined information not contain any untrue statement of a material fact or any omission to state any material fact necessary in order to make the statements in that prospectus or SAI not misleading; if any time the SEC shall issue any stop-order suspending the effectiveness of the registration statement, to make every reasonable effort to obtain the prompt lifting of such order; and, before filing any amendment to the registration statement or to any then effective prospectus or SAI, to furnish W&R with a copy of the proposed amendment;

3) to advise W&R of the net asset value of the shares of each of its Funds and Classes, as applicable, as often as computed and to furnish to W&R as soon as practical such information as may be reasonably requested by W&R in order that it may know all of the facts necessary to sell shares of the Funds;

4) to make delivery of its shares subject to the provisions of its Trust Instrument and Bylaws to W&R as ordered by W&R as soon as reasonably possible after receipt of the orders and against payment of the consideration to be received by the Trust therefor from W&R;

2

5) to pay or cause to be paid all expenses incident to the issuance, transfer, registration and delivery of its shares, all taxes in connection therewith, costs and expenses incident to preparing and filing any registration statements and prospectuses and any amendments or supplements to a registration statement or a prospectus, statutory fees incidental to the registration of additional shares with the SEC, statutory fees and expenses incurred in connection with any Blue Sky law qualifications undertaken by or at the request of W&R, and the fees and expenses of the Trust’s counsel, accountants or any other experts used in connection with the foregoing; and

6) not without the consent of W&R to offer any of its shares for sale directly or to any persons or corporations other than W&R, except only

a) the reinvestment of dividends and/or distributions or their declaration in shares of the Funds, in optional form or otherwise;

b) the issuance of additional shares to stock splits or stock dividends;

c) sale of shares to another investment or securities holding company in the process of purchasing all or a portion of its assets;

d) in connection with an exchange of shares of the Funds for shares in another investment or securities holding company;

e) the sale of shares to registered unit investment trusts; or

f) in connection with the exchange of one Fund’s shares for shares of another Fund of the Trust.

B.	W&R agrees

1) to offer Fund shares in such states as may be agreed upon through its retail account representatives and, at its sole discretion, through broker-dealers which are members of FINRA on such terms as are not inconsistent with this Agreement;

2) to order shares from the Trust only after it has received a purchase order therefor;

3) to pay to the Trust the net asset value of shares sold within two business days after the day payment is received by W&R at its principal place of business from the investor or broker-dealer, or pay the Trust at such other time as may be agreed upon hereafter by the Trust and W&R, or as may be prescribed by law or the Rules of FINRA;

4) in offering shares to comply with the provisions of the Declaration of Trust and Bylaws of the Trust and with the provisions stated in its applicable then current prospectus(es) and SAI;

3

5) to timely inform the Trust of any action or proceeding to terminate, revoke or suspend W&R’s registration as a broker-dealer with the SEC, membership in FINRA, or authority with any state securities commission to offer Fund shares; and

6) to pay the cost of all sales literature, advertising and other materials which it may at its discretion use in connection with the sale of Fund shares, including the cost of reports to the shareholders of the Funds in excess of the cost of reports to existing shareholders and the cost of printing the prospectus(es) furnished to it by the Trust.

III.	TERMS FOR SALE OF SHARES

A.	It is mutually agreed that

1) W&R shall act as principal in all matters relating to promotion and sale of Fund shares, including the preparation and use of all advertising, sales literature and other promotional materials, and shall make and enter into all other arrangements, agreements and contracts as principal on its own account and not as agent for the Trust. Title to shares issued and sold by the Trust through W&R shall pass directly from the Trust to the dealer or investor, or shall first pass to W&R as it may from time to time be determined by W&R and the Trust; except provided, however, that W&R may, if so agreed by W&R and the Trust, act as agent of the Trust without commission on repurchase of shares of the Funds;

2) certificates for shares shall not be created or delivered by the Trust in any case in which the purchase is pursuant to any provisions of the Funds described in its applicable then current prospectus(es) and SAI under the terms of which certificates are not to be issued to the shareholder. Shares sold by W&R shall be registered in such name or names and amounts as W&R may request from time to time, and all shares when so paid for and issued shall be fully paid and non-assessable;

3) the offering price at which shares of the Funds may be sold by W&R shall include such selling commission as may be applicable to that Class and as may be fixed from time to time by W&R but shall not be in excess of the maximum permitted under the rules and regulations of FINRA. W&R shall retain any such sales commission and may re-allow all or any part of the sales commission to its account representatives and to selected brokers and dealers who sell shares of the Funds; and

4) W&R may designate, reduce or eliminate its selling commissions in certain sales or exchanges to the extent described in the applicable then current prospectus(es) of the Funds and in accordance with Section 22(d) of the Investment Company Act of 1940 and any rules, regulations or orders of the SEC thereunder.

IV.	ANTI-MONEY LAUNDERING DELEGATION

The Bank Secrecy Act, as amended by the USA PATRIOT ACT, requires each Fund to develop, implement and institute an anti-money laundering program (“AML Program”), and each Fund has adopted the AML Program set forth in Schedule 1 hereto; W&R processes investor account applications, approves and qualifies prospective investors, accepts investor funds, and/or services investor accounts, and the Fund wishes to delegate certain aspects of the implementation and operation of the Fund’s AML Program to W&R; and W&R desires to accept such delegation.

4

A. Delegation. Each Fund hereby delegates to W&R, as agent for the Fund, responsibility for the implementation and operation of the following policies and procedures in connection with the Fund’s AML Program, as applicable to W&R’s functions as a “Service Provider” under the Program and W&R accepts such delegation. W&R further agrees to cooperate with the Fund’s AML Compliance Officer in the performance of W&R’s responsibilities under the AML Program.

B. The AML Program. W&R hereby represents and warrants that W&R has received a copy of the Fund’s AML Program and undertakes to perform all responsibilities imposed on W&R as a “Service Provider” thereunder. The Fund hereby agrees to provide to W&R any amendment(s) to the AML Program promptly after adoption of any such amendment(s) by the Fund.

C. Consent to Examination. W&R hereby consents to: (a) provide to federal examination authorities information and records relating to the AML Program maintained by W&R; and (b) the inspection of W&R by federal examination authorities for purposes of the AML Program.

D. Anti-Money Laundering Program. W&R hereby represents and warrants that W&R has implemented and enforces an anti-money laundering program (“AMLP”) reasonably designed to comply with laws, regulations and regulatory guidance applicable to the Fund and W&R, and includes, if applicable:

1) know-your-customer policies;

2) due diligence policies for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons;

3) reasonable internal procedures and controls to detect and report suspicious activities;

4) monitoring accounts and identifying high-risk accounts;

5) a compliance officer or committee with responsibility for the anti-money laundering program;

6) employee training, including that: (i) new employees receive AML training upon the commencement of their employment; and (ii) existing employees receive AML training at the time such employees assume duties that bring them into contact with possible money laundering activities;

5

7) an independent audit function; and

8) recordkeeping requirements.

E. Delivery of Documents. W&R agrees to furnish to each Fund the following documents:

1) a copy of W&R’s AMLP as in effect on the date hereof, and any material amendment thereto promptly after the adoption of any such amendment;

2) a copy of any deficiency letter sent by federal examination authorities concerning W&R’s AMLP; and

3) no less frequently than annually, a report on W&R’s anti-money laundering program that includes a certification to the Fund concerning W&R’s implementation of, and ongoing compliance with, its anti-money laundering program and a copy of any audit report prepared with respect to W&R’s anti-money laundering program.

F. Reports. W&R will provide periodic reports concerning W&R’s compliance with W&R’s AMLP and/or the Fund’s AML Program at such times as may be reasonably requested by the Fund’s Board of Trustees or the Anti-Money Laundering Compliance Officer.

V.	THE PLAN

A. It is mutually acknowledged that the Trust has adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a “Plan”), which Plan is applicable to certain shares and that the Trust may in the future adopt Plans applicable to certain Funds and Classes, respectively.

B. With respect to any Fund or Class as to which the Trust has adopted a Plan, pursuant to that Plan, each day the Trust shall pay to W&R a distribution fee and/or a service fee at the maximum rates and under the terms and conditions set forth in the applicable Plan, as amended from time to time, or such lesser amount as the Trust and W&R may agree.

C. The Trust shall, after excluding from the redemption proceeds that portion represented by the reinvestment of dividends and distributions and the appreciation of the value of Fund shares being redeemed, promptly pay W&R an amount, if any, equal to the percent of the amount invested as determined by W&R and as is then stated in the Funds’ current prospectus applicable to the shares redeemed (the “contingent deferred sales charge”). For purposes of determining the applicable contingent deferred sales charge, if any: the redemptions shall be deemed in order of investment made when more than one investment has been made; and when the shares being redeemed were acquired by exchange of shares of another Fund or Class of the Trust, or corresponding class of another registered investment company for which W&R or its affiliate serves as principal underwriter, the investment shall be deemed as if it had been made when the Trust’s shares were first purchased, and the applicable contingent deferred sales charges, if any, shall be with respect to the amount originally invested in Trust shares; and provided that any contingent deferred sales charge shall be determined in accordance with and in the manner set forth in the applicable then current prospectus and any applicable Order or Rule issued by the SEC.

6

D. It is contemplated that W&R may pay commissions to its field sales force at the time of sale of the Funds’ shares and may incur other expenses substantially in advance of receiving the distribution fee, if any, that may be applicable to the payment of such commissions and expenses. W&R recognizes that such payments are at its risk and that this Agreement may be terminated or not continued as hereinafter provided without the payment to it of any further distribution fees or service fees whatsoever and without the payment of any penalty. The contingent deferred sales charges, if any, shall, however, be payable to W&R with respect to all subject sales made prior to the termination of this Agreement.

E. W&R shall at least quarterly provide to the Trust’s board of trustees a written report with respect to each Fund or Class, as applicable, of the amounts of the distribution and/or service fees expended and the purposes for which these expenditures were made. W&R shall in addition furnish to the board of trustees of the Trust such information as may be requested or as may be necessary to an informed determination by the trustees of whether or not the trustees should continue the Trust’s Plan(s) and continue this Agreement and to determine whether there is reasonable likelihood that the Plan(s) and this Agreement will benefit the Trust and its shareholders affected by such Plan(s).

VI.	INDEMNIFICATION

A. The Trust agrees with W&R for the benefit of W&R and each person, if any, who controls W&R within the meaning of Section 15 of the Securities Act and each and all and any of them, to indemnify and hold harmless W&R and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, under any other statute, at common law or otherwise, and to reimburse the underwriter and such controlling persons, if any, for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any litigation whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus, SAI or any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Trust or to any such losses, claims, damages, liabilities or litigation arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, SAI or any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Trust by W&R for inclusion in any registration statement, any prospectus, any SAI or any amendment thereof or supplement thereto. W&R and each such controlling person shall promptly, after the complaint shall have been served upon W&R or such controlling person in any litigation against W&R or such controlling person in respect of which indemnity may be sought from the Trust on account of its agreement contained in this paragraph, notify the Trust in writing of the commencement thereof. The omission of W&R or such controlling person so to notify the Trust of any such litigation shall relieve the Trust from any liability which it may have to W&R or such controlling person on account of the indemnity agreement contained in this paragraph but shall not relieve the Trust from any liability which it may have to W&R or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against W&R or any such controlling person and the underwriter or such controlling person shall notify the Trust of the commencement thereof, the Trust shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of good standing and satisfactory to W&R or such controlling person or persons, defendant or defendants in the litigation. The indemnity agreement of the Trust contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of W&R or any such controlling person and shall survive any delivery of shares of the Trust. The Trust agrees to notify W&R promptly of the commencement of any litigation or proceeding against it or any of its officers or directors of which it may be advised in connection with the issue and sale of its shares.

7

B. Anything herein to the contrary notwithstanding, the agreement in Section A of this article, insofar as it constitutes a basis for reimbursement by the Trust for liabilities (other than payment by the Trust of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the Securities Act or who, at the date of this Agreement, is a director of the Trust, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction the question of whether or not such interest is against public policy as expressed in the Securities Act.

C. W&R agrees to indemnify and hold harmless the Trust and its trustees and such officers as shall have signed any registration statement from and against any and all losses, claims, damages or liabilities, joint or several, to which the Trust or such directors or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse the Trust or such directors or officers for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by it or them or any of them in connection with any litigation, whether or not resulting in any liability insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Trust by W&R for inclusion in any registration statement, any prospectus, any SAI or any amendment thereof or supplement thereto, or which statement was made in, or the alleged omission was from, any advertising or sales literature (including any reports to shareholders used as such) which relate to the Trust.

8

W&R shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. The Trust and its trustees and such officers, defendant or defendants, in any such litigation shall, promptly after the complaint shall have been served upon the Trustor any such trustee or officer in any litigation against the Trust or any such trustee or officer in respect of which indemnity may be sought from W&R on account of its agreement contained in this paragraph, notify W&R in writing of the commencement thereof. The omission of the Trust or such trustee or officer so to notify the underwriter of any such litigation shall relieve W&R from any liability which it may have to the Trust or such trustee or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve W&R from any liability which it may have to the Trust or such trustee or officer otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Trust or any such officer or trustee and notice of the commencement thereof shall have been so given to W&R, W&R shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Trust. The indemnity agreement of W&R contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust and shall survive any delivery of shares of the Trust. W&R agrees to notify the Trust promptly of the commencement of any litigation or proceeding against it or any of its officers or trustees or against any such controlling person of which it may be advised, in connection with the issue and sale of the Trust’s shares.

D. Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to the Trust or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties under this Agreement.

VII.	OTHER TERMS

A. This Agreement shall not be deemed to limit W&R from acting as underwriter and/or dealer for any other mutual fund, from engaging in any other aspects of the securities business, whether or not such may be deemed in competition with the sale of shares of the Funds, and to carry on any other lawful business whatsoever.

B. Except as expressly provided in Article VI and hereinabove, the agreements herein set forth have been made and are made solely for the benefit of the Trust and W&R, and the persons expressly provided for in Article VI, their respective heirs and successors, personal representatives and assigns, and except as so provided, nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation other than the Trust, W&R and the persons expressly provided for in Article VI any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. Except as so provided, the term “heirs, successors, personal representatives and assigns” shall not include any purchaser of shares merely because of such purchase.

9

C. This Agreement shall continue in effect as to each Fund, unless terminated as hereinafter provided, for a period of one (1) year and thereafter only if such continuance is specifically approved at least annually by the Board of Trustees, including the vote of a majority of the trustees who are not parties to the Agreement or “interested persons” (as defined in the Investment Company Act of 1940) or any such party and who have no direct or indirect financial interest in the operation of any Plan or any agreement relating to that Plan (hereafter the “Plan directors”), cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated as to a Fund by W&R at any time without penalty upon giving the Trust sixty (60) days’ written notice (which notice may be waived by the Trust) and may be terminated as to a Fund by the Trust at any time without penalty upon giving W&R sixty (60) days’ written notice (which notice may be waived by W&R), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Plan trustees, or by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940) of the Fund. This Agreement shall automatically terminate in the event of its assignment, the term “assignment” for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940.

D. This Agreement shall be governed and construed in accordance with the laws of Kansas.

[The remainder of this page intentionally left blank]

10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly effective as of April 30, 2009, as amended May 22, 2012.

INVESTED PORTFOLIOS

By:	/s/ Henry J. Herrmann
Henry J. Herrmann, President

ATTEST:

By:	/s/ Mara D. Herrington
Mara D. Herrington, Secretary

WADDELL & REED, INC.

By:	/s/ Thomas W. Butch
Thomas W. Butch, President

ATTEST:

By:	/s/ Wendy J. Hills
Wendy J. Hills, Secretary

11

ANTI-MONEY LAUNDERING PROGRAM

Revised May, 2012

ANTI-MONEY LAUNDERING PROGRAM

On October 26, 2001, the USA PATRIOT Act1 (“Act”) became law. Title III of the Act amended the Bank Secrecy Act (“BSA”) to require all “financial institutions” to develop and institute anti-money laundering programs that, at a minimum:

•	include internal policies, procedures, and controls;

•	designate a compliance officer to administer and oversee the program;

•	provide for ongoing employee training; and

•	include an independent audit function to test the program.

STATEMENT OF POLICY

Each of the registered investment companies of the Waddell & Reed Advisors Funds, Ivy Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios (each, a “Fund” and, collectively, the “Funds”) is committed to complying with all applicable anti-money laundering laws and guarding against money laundering and the financing of terrorist activities. To this end, the Funds shall take all reasonable steps and exercise reasonable diligence to prevent the use of the Funds by money launderers or to finance terrorist activities. Accordingly, each of the Funds has developed this anti-money laundering program (“AML Program”) to:

•	protect the Fund against the risks of unscrupulous persons attempting to fund terrorist or other criminal activities or launder the proceeds of illegal activities through the Fund;

•

conduct the business of the Fund in a manner consistent with applicable laws and regulations designed to combat money laundering activities, including those applicable to the oversight of certain of the Funds’ third-party service providers; and

•	protect the Fund from potential liability under the Act.

ANTI-MONEY LAUNDERING COMPLIANCE OFFICER

AND ANTI-MONEY LAUNDERING COMPLIANCE COMMITTEE

Appointment.     The Board of Trustees of each Fund has appointed the Funds’ Chief Compliance Officer to serve as the Funds’ Anti-Money Laundering Compliance Officer (“AML Compliance Officer”) to administer, oversee and enforce day-to-day compliance with this AML Program. The AML Compliance Officer’s contact information is set forth in Appendix A.

[1]	Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

Responsibilities. As more particularly described in this AML Program, the AML Compliance Officer shall have overall responsibility to administer and oversee the AML Program, which responsibilities shall include, without limitation:

•	evaluating the anti-money laundering program of each service provider to whom delegation has been made under the AML Program;

•	implementing and reviewing periodically the Funds’ AML training;

•	arranging for the audit of the AML Program; and

•	maintaining or arranging for the maintenance of the records required under the AML Program.

The AML Compliance Officer also shall coordinate all communication and information sharing with various government agencies with respect to compliance with anti-money laundering laws and regulations. The AML Compliance Officer shall present to the Funds’ Board of Trustees such updates to this AML Program as may be necessary to accommodate changes in the BSA, applicable regulatory requirements or the Funds’ business. The AML Compliance Officer shall keep the Board of Trustees informed with respect to the AML Program and issues that arise in connection with the Funds’ AML efforts.

The AML Compliance Officer shall serve as a member of an AML Compliance Committee that includes representatives of Waddell & Reed, Inc., Ivy Funds Distributor, Inc. and Waddell & Reed Services Company (“AML Compliance Committee”). Except as otherwise provided herein, the AML Compliance Officer and the AML Compliance Committee shall work together to facilitate the performance of the responsibilities assigned to the AML Compliance Officer.

Reporting. The AML Compliance Officer shall report directly to the President of the Fund.

PROCEDURES AND POLICIES FOR

DELEGATION TO AND/OR RELIANCE UPON SERVICE PROVIDERS

Delegation.   In general, the Funds’ shareholder servicing agent and principal underwriter (each, a “Service Provider”) provide services to the Fund with respect to processing investor account applications, approving and qualifying prospective investors, and accepting investor funds. Accordingly, each of the Funds may delegate, and has delegated, as applicable, the implementation and operation of the following policies and procedures under the AML Program to such Service Providers: (i) no cash policy; (ii) prohibited person monitoring; (iii) correspondent account due diligence; (iv) suspicious activity monitoring and reporting; (v) education and training, as relevant to a Service Provider’s delegated duties; and (vi) all related recordkeeping requirements. Each Fund shall obtain from each such Service Provider to whom responsibilities under this AML Program have been delegated such Service Provider’s agreement to cooperate with the Funds’ AML Compliance Officer in the performance of such Service Provider’s responsibilities under this AML Program.

Any such delegation by a Fund shall be effected pursuant to appropriate contractual arrangement(s) with the Service Provider(s) that process investor account applications, approve and qualify investors and accept investor funds. Each Fund shall obtain, from each such Service Provider to whom responsibilities under this AML Program have been delegated, such Service Provider’s consent to permit federal examination authorities to obtain information and records relating to this AML Program and to inspect the Service Provider for purposes of the AML Program.

In addition, any such contractual arrangement shall include the Service Provider’s obligation to: maintain all relevant records created or obtained while implementing the policies and procedures delegated to it hereunder, including any documentation with respect to any suspicious activity identified by the Service Provider and documentation necessary to provide a basis for law enforcement authorities to trace funds through the Fund; and make all records with respect to the services it performs for the Fund available for inspection by the AML Compliance Officer, any auditor of the Funds’ AML Program, and any regulatory or law enforcement authorities.

Review and Evaluation.   Before a Fund delegates any aspect of the implementation of this AML Program to a Service Provider and, to the extent practicable, on an annual basis thereafter, the AML Compliance Officer shall review and evaluate the Service Provider’s anti-money laundering program as it relates to functions delegated to the Service Provider by the Fund. The AML Compliance Officer shall retain records memorializing any such evaluation.

Reporting. The AML Compliance Officer shall report to the Funds’ Board of Trustees on an annual basis, to the extent practicable, regarding the delegation by the Fund of the implementation of this AML Program to any Service Provider and the AML Compliance Officer’s evaluation of each such Service Provider’s anti-money laundering program.

TRAVEL RULE

The “Travel Rule” requires the Funds to create and retain certain records for the transmittal of funds, and to transmit information on these transmittals to other financial institutions in the payment chain for transactions of $3,000.00 or more. Waddell & Reed Services Company (d/b/a Waddell/Ivy Services Company) maintains the required records required by the “Travel Rule” on behalf of the Funds and will maintain the necessary systems to comply with the Travel Rule.

Transmittal of funds means “a series of transactions beginning with the transmittor’s transmittal order, made for the purpose of making payment to the recipient of the order.” The term includes any transmittal order issued by the transmittor’s financial institution (the Funds) intended to carry out the transmittal order, subject to certain exceptions. Fund transfers governed by the Electronic Fund Transfer Act of 1978, as well as any other fund transfers that are made through an automated clearinghouse, or a point-of-sale system, are excluded from the definition. The “Travel Rule” also applies to transfers within the Funds if the originator and the recipient are different persons (e.g., $3,000 or more in funds is sent from one shareholder’s account at the Fund to another shareholder’s account at the Fund), as well as transmittal orders by shareholders to third parties.

The transmittals of funds where the transmittor and the recipient each are any of the following are excluded from the requirements of the Travel Rule: banks; broker-dealers; futures commission merchants or introducing brokers in commodities; mutual funds; federal, state and local governments; and federal, state and local government agencies or instrumentalities.

For each transmittal order that a Fund receives, the Fund must retain either the original or a copy of the transmittal order. When the Funds serve as the transmittor’s financial institution for purposes of a transmittal of $3,000 or more (e.g., the Funds are sending shareholder funds at the request of a shareholder), the Funds will retain either the original or a copy (e.g., microfilm, electronic record) of the transmittal order and the Funds will obtain, retain and include in the transmittal order: (i) the name of the transmittor, and if payment is ordered from an account, the account number, (ii) address of the transmittor, (iii) amount of the transmittal order, (iv) date of the transmittal order, (v) identity of the recipient’s financial institution, (vi) either the name and address or numeric identifier of the transmittor’s financial institution and (vii) as many of the following items as are received with the transmittal order: (a) name and address of the recipient, (b) account number of the recipient, and (c) any other specific identifier of the recipient. The foregoing information shall be retained for five years and must be retrievable by the name of the transmittor (typically the shareholder) or the transmittor’s account number if the transmittor maintains an account at the financial institution.

Typically, the Funds do not transmit funds on behalf of persons who are not shareholders of the Funds. If the Funds were to transmit funds on behalf of a person who is not an existing shareholder, then the Funds will verify the identity of the person placing the transmittal order pursuant to the Funds’ Customer Identification Program. In no case will a shareholder, or a third party, be able to place a transmittal request in person.

CUSTOMER IDENTIFICATION PROGRAM (“CIP”)

Pursuant to CIP rules jointly adopted by the SEC and the U.S. Treasury, each Fund is required to implement reasonable procedures for: (1) verifying the identity of any customer seeking to open an account with the Fund (to the extent such verification is reasonable and practicable); (2) maintaining records of the information used to verify such customer’s identity, including the investor’s name, address or other identifying information; and (3) determining whether the customer appears on any list of known or suspected terrorists or terrorist organizations provided to the Fund by a governmental agency.

The Funds’ CIP is designed to enable each Fund to form a reasonable belief that it knows the true identity of each of its customers. The Funds’ CIP is based on the Funds’ assessment of the relevant risks, including those presented by the manner in which accounts are opened, Fund shares are distributed, and purchases, sales and exchanges are effected, the various types of accounts maintained by the Fund, the various types of identifying information available and the Funds’ customer base.

Definition of Customer. For CIP purposes only, “customer” means a person that opens a new account2 and an individual who opens a new account for an individual who lacks legal capacity (e.g., a minor) or an entity that is not a legal person (e.g., a civic club).

The following are not Fund customers for CIP purposes:

•	A financial institution regulated by a federal functional regulator (e.g., a broker dealer or a mutual fund) or a bank regulated by a state bank regulator;

•	Governmental agencies and instrumentalities;

•	Companies whose securities are publicly traded on the NYSE, AMEX or NASDAQ (except entities listed under the separate Nasdaq Small Cap Issues) markets; and

•	A person that has an existing account with a Fund, provided that the Fund has a reasonable belief that it knows the true identity of the person.

Required Customer Information. Prior to opening a Fund account for a prospective customer, the following minimum identifying information must be obtained:

•	Name;

•	Date of birth, for an individual;

•

Address (which for an individual should be a residential or business street address or, if none, an Army Post Office (APO) or Fleet Post Office (FPO) box number or the residential or business street address of a next of kin or other contact individual, and which for a person other than an individual should be a principal place of business, local office or other physical location);

•

Identification number which, for a U.S. person, must be a taxpayer identification number and which, for a non-U.S person, must be a taxpayer identification number, a passport number and country of issuance, an alien identification card number and/or the number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard; and

Verification of Customer Identity. The identity of a Fund customer shall be verified through non-documentary methods, as described below, upon or within a reasonable period of time of account opening. Successful verification of a customer’s identity will enable a Fund to form a reasonable belief that it knows the true identity of a customer.

2         For CIP purposes only, “account” means any contractual or other business relationship between a person and a Fund established to effect transactions in securities issued by the Fund. The following are excluded from the definition of “account”: (1) an account that a Fund acquires through any merger, purchase of assets, or assumption of liabilities; and (2) an account opened for the purpose of participating in an employee benefit plan established under the Employee Retirement Income Security Act of 1974 (“ERISA”).

Verification through Non-Documentary Methods. Customer identity will be verified using non-documentary methods, typically through the use of the SunGard OnBoard system (the “SunGard” System”), which allows real time CIP and OFAC checks (includes: proprietary mutual fund accounts, non-proprietary funds and variable products) or the DST ID Verify system (includes: investment advisory accounts, certain ERISA accounts and non-omnibus mutual fund accounts introduced through third-party intermediaries). Customers “flagged” during the non-documentary review process will be reviewed by the AML compliance group. Ongoing CIP reviews will be performed using the Lexis/Nexis Bridger functionality.

Additional non-documentary methods that may be used by a Fund in situations where the above-referenced non-documentary methods do not allow for adequate verification include, but are not limited to: (i) contacting the prospective customer to resolve any discrepancy or concern; (ii) independently verifying the customer’s identity through the comparison of information provided by the customer with information obtained from a consumer reporting agency, public database, or other source; (iii) checking references with other financial institutions3; and (iv) obtaining financial statements for the prospective customer.

Lack of Verification. In situations in which the identity of a prospective customer cannot be verified with a reasonable degree of certainty, an account will not be opened. If concerns regarding a customer’s identity exist subsequent to the opening of an account, a Legal Hold should be placed on the account until the customer’s identity can be verified. In the event a customer’s identity cannot be verified within a reasonable time after the account is opened, the account should be closed and the account proceeds distributed to the account owner of record. In addition, the Fund will consider whether a suspicious activity report must be filed. Documentation or verification that is inconsistent with other forms of identification provided by a customer may be indicative of suspicious activities and require monitoring or reporting. A written description of the resolution of each substantive discrepancy discovered when verifying prospective customers’ identities should be maintained.

Additional Verification for Certain Customers. The Funds recognize that the risk that they may not know a customer’s true identity may be heightened for certain types of accounts, such as an account opened in the name of a corporation, partnership or trust that is created or conducts substantial business in a jurisdiction that has been designated by the U.S. as a primary money laundering concern or has been designated as non-cooperative by an international body. The Funds will identify those customers that pose a heightened risk of not being properly identified and will take additional measures to obtain information about the identity of the individuals associated with the customer when standard documentary methods prove to be insufficient.

3         Such information sharing between the Fund and another financial institution is subject to the “Information Sharing Between the Funds and Other Financial Institutions” provisions of the AML Program.

Such additional measures include, for an account opened by a customer that is not an individual, obtaining information about any individual with authority or control over the account, including persons authorized to effect transactions in the shareholder of record’s account.

As a general matter, factors a Fund will consider in evaluating whether a prospective customer poses a heightened risk that the Fund may not know the customer’s identity may include, but are not limited to:

•	whether the customer is an individual, an intermediary, a public, private or foreign corporation, a financial or non-financial institution or a regulated person or non-regulated entity;

•	whether the customer is an existing shareholder of another Fund and, if so, the length of time;

•	how the customer became a customer;

•	whether the customer’s business is the type more likely to be susceptible to illicit activity (e.g., cash intensive businesses);

•

whether the customer resides in, is incorporated in or operates from a jurisdiction with bank secrecy laws, or a jurisdiction that has otherwise been identified as an area worthy of enhanced scrutiny; and

•

whether the customer is organized in, or conducts substantial business in, a jurisdiction included in a Money Laundering Advisory issued by Financial Crimes Enforcement Network (“FinCEN”), as set forth at http://www.fincen.gov.

Comparison with Government Lists. Each Fund shall determine, with respect to each of its customers, whether the customer’s name appears on any list of known or suspected terrorists or terrorist organizations issued by a federal government agency and designated as such by the Department of the Treasury in consultation with the federal functional regulators. Such determination shall take place within a reasonable period of time of account opening (or earlier, if required by another federal law or regulation or federal directive). The Funds shall follow the federal directives issued in connection with any such list, as applicable. The AML Compliance Officer will be consulted regarding any “matches” with such lists prior to any action being taken.

RecordKeeping. The Funds’ principal underwriter shall maintain the records related to the CIP as set forth under “RECORDKEEPING.”

Customer Notice. Prospective customers shall be provided with notice on applicable account opening forms to notify them that certain of the information requested from them will be used to verify their identities.

Accounts of Third Party Intermediaries. “Third Party Intermediaries” include insurance companies, broker-dealers, banks, pension administrators, investment companies and other financial intermediaries that sell the Funds’ shares either directly or through insurance products.

A Third Party Intermediary may maintain omnibus or network level accounts with a Fund. As a result, Third Party Intermediaries may have contact with investors, process investor account applications and documentation, and accept investor funds, and the Fund typically does not know the identity of individual investors participating in a Third Party Intermediary’s program(s). Indeed, the nature of these programs usually prohibits the Funds from learning the identity of the investors. For omnibus and network level accounts maintained by Third Party Intermediaries, the Third Party Intermediaries are considered to be the Funds’ customers. In these cases, the Funds are not required to verify the identities of the Third Party Intermediaries’ customers. 4

Where new Fund accounts come through a Third Party Intermediary and the accounts are registered directly in the name of the Third Party Intermediary’s customers, those customers are also considered customers of the Fund. In these cases, the Fund, in general, is responsible for performing the required elements of the CIP with respect those customers. A Fund may by contract delegate to a Third Party Intermediary the actual implementation of its CIP with respect to customers of the Third Party Intermediary who are also Fund customers (“Common Customers”), although the Fund would generally retain overall responsibility for its CIP.

Alternatively, if the Third Party Intermediary is a financial institution, the Fund may rely on the Third Party Intermediary to assume responsibility for and perform the Funds’ CIP with respect to Common Customers, provided that: (i) reliance is reasonable under the circumstances; (ii) the Third Party Intermediary is regulated by a federal functional regulator, as defined in the Act; and (iii) the Fund enters into a contract with the Third Party Intermediary requiring the Third Party Intermediary to certify annually to the Fund that the Third Party Intermediary: (A) has implemented its own anti-money laundering program; and (B) will (or its agent will) perform the specific requirements of the Funds’ CIP with respect to Common Customers.

Responsibility of Principal Underwriter for CIP. Each Fund (other than those within W&R Target Funds, Inc.) relies on its principal underwriter, who has assumed responsibility for the implementation and operation of the Funds’ CIP (except to the extent that the Fund relies on a Third Party Intermediary, as described above).

NO CASH POLICY

No Fund (or Service Provider to whom responsibility for implementing the no cash policy has been delegated) will accept or disburse currency (i.e., coin or paper money) in connection with an investment in or withdrawal from the Fund or the establishment of an account for an investor. Any exceptions to this policy will be brought to the attention of the AML Compliance Officer, who will then determine whether the Fund is required to file a Currency Transaction Report (“CTR”) with the Financial Crimes Enforcement Network (“FinCEN”) and will ensure that a CTR is filed as necessary. In general, a CTR must be filed for each deposit, withdrawal or exchange of currency by, through or to a mutual fund of more than $10,000 by or on behalf of the same person during any one business day.

4         If a Third Party Intermediary purchases Fund shares on behalf of its customers by opening an account through the Fund/SERV system operated by NSCC, the Third Party Intermediary would be the person that opens the new account and the Third Party Intermediary’s customers would not be treated as customers of the Fund.

PROHIBITED PERSON MONITORING

Each Fund (or Service Provider or Third Party Intermediary to whom such monitoring is delegated) shall monitor its new customer accounts or any change in registration to ensure that no transaction is effected for any of the following persons (each, a “Prohibited Person”):

•

any person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (“OFAC”) as set forth at http://www.treas.gov/ofac;

•	any person or entity whose name, address or social security number appears on the Internal Known Offenders Database (updated, managed and provided by DST);

•	any person or entity whose name appears on such other lists of prohibited persons or entities as may be mandated by applicable law or regulation; or

•	any foreign shell bank.[5]

In the event a Fund identifies (or receives notice of identification of) a Prohibited Person, the AML Compliance Officer shall be notified immediately. The AML Compliance Officer shall provide further direction with respect to the transaction, which may include freezing the account if required by applicable law.

CORRESPONDENT ACCOUNT DUE DILIGENCE

Pursuant to rules adopted by FinCEN, each Fund is required to establish a due diligence program that includes appropriate, specific, risk-based, and where necessary, enhanced policies, procedures, and controls that are reasonably designed to enable the mutual fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered, or managed by the Fund for a foreign financial institution.6

5         A foreign shell bank is a foreign bank without a physical presence in any country. The Service Provider may determine that a foreign bank having no physical presence in any country is acceptable as an investor if the bank is (1) an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence and (2) subject to supervision by a banking authority in the country that regulates the affiliate described in (1).

6         A foreign financial institution means: (i) a foreign bank; (ii) any branch or office located outside the United States of any “covered financial institution”; (iii) any other person organized under foreign law (other than a branch office in the United States) that, if it were located in the United States, would be a “covered financial institution”; and (iv) any person organized under foreign law (other than a branch or office of such person in the United States) that is engaged in the business of, and readily identifiable as: (a) a currency dealer or exchanger or (b) a money transmitter. “Covered Financial Institution” means a broker or dealer in securities registered or required to be registered with the SEC; a futures commission merchant or an introducing broker registered or required to be registered with the Commodity Futures Trading Commission; and a mutual fund.

Definition of Correspondent Account.   A correspondent account is an account established for a foreign financial institution to receive deposits from, or make payment or other disbursements on behalf of, the foreign financial institution, or to handle other financial transactions related to the foreign financial institution. Account means any contractual or other business relationship established between a person and a Fund to provide regular services to effect transactions in Fund shares, including the purchase or sale of shares.

The Funds are generally not distributed outside of the United States and Fund shares are not typically purchased by foreign financial institutions. However, a Fund may, from time to time, maintain shareholder accounts that meet the definition of correspondent account. In the event that a Fund opens an account for a foreign financial institution on or after April 4, 2006, the account will be subject to additional review as described below.7

Review and Evaluation of Correspondent Accounts.   Each Fund account that is identified as a correspondent account by the Fund (or Service Provider to whom responsibility for due diligence for correspondent accounts has been delegated) will be reviewed to assess the money laundering risk presented by the account, based on consideration of all relevant factors, which shall include, as appropriate:

•	The nature of the foreign financial institution’s business and the markets it serves;

•	The type, purpose, and anticipated activity of the account;

•	The nature and duration of the Funds’ relationship with the foreign financial institution and any of its affiliates;

•

The anti-money laundering and supervisory regime of the jurisdiction that issued the charter or license to the foreign financial institution, and, to the extent that information regarding such jurisdiction is reasonably available, of the jurisdiction in which any company that is an owner of the foreign financial institution is incorporated or chartered; and

•	Information known or reasonably available to the Funds about the foreign financial institution’s anti-money laundering record.

The foregoing risk assessment will be used to determine what, if any, additional, measures will need to be taken to detect and report known or suspected money laundering activity. Any correspondent account identified as having a greater risk profile than typical non-correspondent shareholder account maintained by the Fund will be subject to periodic review to determine whether the activity in the account is consistent with information obtained about the purpose and anticipated activity of the account. The AML Compliance Officer will be consulted with respect to any issues that arise in connection with carrying out the risk assessment.

7         No later than October 2, 2006, each Fund (or Service Provider to whom responsibility for due diligence for correspondent accounts has been delegated) will review all its then-existing shareholder accounts to determine whether any of those accounts meet the definition of correspondent account. In the event a correspondent account is identified, it will be subject to the same due diligence as a newly opened correspondent account.

In the event it is not possible to appropriately assess the money laundering risk presented by the correspondent account, the AML Compliance Officer will be contacted for further direction, including a determination regarding whether to open the account or restrict future purchases by the account and whether or not a suspicious activity report is required under the circumstances.

PRIVATE BANKING ACCOUNTS

Pursuant to rules adopted by the U.S. Treasury, each Fund is required to maintain a due diligence program that includes policies, procedures, and controls that are reasonably designed to detect and report any known or suspected money laundering or suspicious activity conducted through or involving any private banking account8 that is established, maintained, administered, or managed in the United States by the Fund.

The Funds do not currently offer private banking accounts. If the Funds were to offer private banking accounts in the future, the Funds would adopt appropriate due diligence procedures for such accounts in accordance with applicable law.

SUSPICIOUS ACTIVITY MONITORING AND REPORTING

Suspicious Activity Monitoring. Each Fund and Service Provider to whom suspicious activity monitoring and reporting is delegated will be vigilant with respect to identifying any potentially suspicious activity.

What Constitutes Suspicious Activity. Each Fund (and Service Provider to whom monitoring is delegated) will monitor for any purchase of at least $5,000.00 by, at, or through the Fund, involving an account with a balance below $5,000.00, and which the Fund (or the relevant Service Provider) knows, suspects, or has reason to suspect:

•

involves funds derived from illegal activity or is intended or conducted in order to hide or disguise funds or assets derived from illegal activity (including without limitation the ownership, nature, source, location, or control of such funds or assets) as part of a plan to violate or evade any federal law or regulation or to avoid any transaction reporting requirement under federal law or regulation;

•	is designed, whether through structuring or other means, to evade any requirements of any regulations promulgated under the BSA;

8         A private banking account is an account maintained at a mutual fund that (i) requires a minimum aggregate deposit of funds or other assets of not less than $1 million; (ii) is established on behalf of or for the benefit of one or more non-U.S. persons who are direct or beneficial owners of the account; and (iii) is assigned to, or is administered or managed by, in whole or in part, an officer, employee, or agent of the mutual fund acting as a liaison between the mutual fund and the direct or beneficial owner of the account.

•

has no business or apparent lawful purpose or is not the sort in which the particular client would normally be expected to engage, and the Fund (or the relevant Service Provider) does not know of any reasonable explanation for the transaction after examining the available facts, including the background and possible purpose of the transaction; or

•	involves the use of the Fund to facilitate criminal activity (collectively, a “reportable suspicious activity”).

While a comprehensive definition of suspicious activity is difficult, numerous “red flags” may trigger the need for further inquiry with respect to a particular transaction. Suspicious transactions may include assets of any type, including currency, traveler’s checks, negotiable instruments, securities, and wire transfers. Typically, a suspicious transaction might seek to hide or disguise the ownership, nature, source, location, destination or control of the funds. Suspicious activity can occur either at the outset of the customer relationship or long after the relationship has been initiated. Transactions should be viewed within the context of other account activity, and a determination of whether a transaction is actually suspicious may depend on the customer and the particular transaction.

Any employee or officer of the Fund shall contact the AML Compliance Officer, and any employee or officer of a Service Provider shall contact that Service Provider’s anti-money laundering compliance officer as soon as reasonably practicable after learning of any suspicious activity involving a Fund. A Service Provider that detects suspicious activity involving a Fund will investigate and report such activity in accordance with the Service Provider’s anti-money laundering program, and will report the results of the investigation to the Funds’ AML Compliance Officer, as permitted by law.

Suspicious Activity Investigation. Upon being informed about a possible suspicious activity the AML Compliance Officer, and when necessary, in consultation with the AML Compliance Committee, shall investigate and determine whether the facts and circumstances meet the reportable suspicious activity threshold. In making this determination, the AML Compliance Officer and, when requested, the AML Compliance Committee shall consider all known facts and circumstances relating to the transaction(s) and the accounts in question. The AML Compliance Officer shall document the investigation, as well as any action taken. If the AML Compliance Officer and, when requested, the AML Compliance Committee determine that a suspicious activity referral does not warrant the filing of a Suspicious Activity Report (“SAR”), the AML Compliance Officer shall make a record noting the reason.

Whether or not the AML Compliance Officer and, when requested, the AML Compliance Committee determine that the filing of a SAR is warranted, the AML Compliance Officer and, when requested, the AML Compliance Committee may designate the account(s) involved as “Watch Account(s)” for continued observation. The AML Compliance Officer and, when requested, the AML Compliance Committee, in consultation with legal counsel, may determine to take additional action with respect to an account as to which actual or potential suspicious activity has been detected.

Procedures for SAR Filing. If the AML Compliance Officer and, when requested the AML Compliance Committee determine after conducting an investigation pursuant to this AML Program that the Fund should notify federal authorities of a suspicious activity, such notification may occur through contacting the appropriate federal law enforcement authorities directly, or by filing a SAR with FinCEN. The SAR is to be filed within 30 days of the date of initial detection by the relevant Service Provider or the Fund of facts thought to constitute a possible basis for filing an SAR (SARs filed in response to FinCEN bimonthly requests are to be filed within 15 days of detection). If no suspect is identified on the date of such initial detection, the time period for filing an SAR is extended to 60 days.

In situations involving violations that the AML Compliance Officer and, when requested, the AML Compliance Committee believe require immediate attention, such as ongoing money laundering schemes, the AML Compliance Officer shall immediately notify by telephone an appropriate law enforcement authority and the SEC in addition for filing an SAR.

The information included in the SAR should be as accurate and complete as possible. A standard reporting form, FinCEN Form 101, and instructions thereto are available at http://www.fincen.gov. Only FinCEN Form 101 is filed with FinCEN. Supporting documentation should not be sent to FinCEN.

Disclosure. Under no circumstances may the AML Compliance Officer, any member of the AML Compliance Committee, or any employee, officer or Board member disclose an SAR filing to any other person except as permitted or required by law. BSA regulations prohibit the Fund from disclosing the filing or content of an SAR, even in response to subpoena but require the recipient of the subpoena to notify FinCEN.

INFORMATION SHARING

Information Sharing Between the Funds and the U.S. Government. A federal law enforcement agency investigating terrorist activity may request that FinCEN solicit, on behalf of the investigating agency, certain information from financial institutions. The AML Compliance Officer shall have responsibility for responding, or overseeing the response, to any FinCEN request for information. The AML Compliance Officer shall promptly perform (or arrange for) a records search responsive to a request by FinCEN with regard to: (i) any current Fund account maintained for a suspect identified by such request (a “named suspect”); (ii) any Fund account maintained for a named suspect during the preceding twelve months; and (iii) any transaction conducted by or on behalf of a named suspect, or any transmittal of funds conducted in which a named suspect was either the transmittor or the recipient, during the preceding six months, that is required under law or regulation to be recorded by a Fund or is recorded and maintained electronically by the Fund.

If a Fund account of a named suspect is identified, the AML Compliance Officer shall report to FinCEN, in the manner and time frame specified in the FinCEN request, the following information: (i) the name of such named suspect; (ii) the number of such account or, in the case of a transaction, the date and type of such transaction; and (iii) any social security number, taxpayer identification number, passport number, date of birth, address, or other similar identifying information provided by the named suspect when such account was opened or each such transaction was conducted.

No Fund may use the information provided by FinCEN in its request for any purpose other than the following: (i) reporting back to FinCEN; (ii) determining whether to establish or maintain a Fund account of or engage in a transaction with a named suspect; or (iii) complying with the search request. No Fund may disclose to any person, other than FinCEN or the federal law enforcement agency on whose behalf FinCEN is requesting information, the fact that FinCEN has requested or has obtained information, except to the extent necessary to comply with the request. Notwithstanding the foregoing, a Fund may share information regarding a named suspect with another financial institution, as set forth below, so long as such sharing does not disclose the fact of the FinCEN request.

The AML Compliance Officer shall ensure that each Fund maintains adequate procedures to protect the security and confidentiality of requests from FinCEN for information. No Fund is required to take any future action, or to decline to take action, with respect to a Fund account established for, or a transaction engaged in with, a named suspect, or to decline to establish a Fund account for, or to engage in a transaction with, any such named suspect. Unless specifically instructed to do so in the FinCEN request, a Fund is not required to report on future Fund account opening activity or transactions.

Information Sharing Between the Funds and With Other Financial Institutions. By filing the Notice for Purposes of Subsection 314(b) of the USA PATRIOT Act and 31 CFR 103.110 (“FinCEN Notice”) on an annual basis, a Fund may share information with another financial institution or association of financial institutions regarding individuals, entities, organizations or countries for purposes of identifying and, where appropriate, reporting activities that the Fund suspects may involve terrorist activity or money laundering. The AML Compliance Officer is responsible for filing and renewing on an annual basis the FinCEN Notice with FinCEN.

Prior to sharing information, the AML Compliance Officer shall verify that the other financial institution or association of financial institutions has filed its information-sharing notice with FinCEN by either (i) direct request or (ii) referral to the FinCEN list of entities that have filed such notices. Shared information may not be used by a Fund for any purpose other than: (i) identifying and, where appropriate, reporting on money laundering or terrorist activity; (ii) determining whether to establish or maintain a Fund account, or engage in a transaction; or (iii) assisting the Fund in complying with a request from FinCEN. The AML Compliance Officer will ensure that each Fund maintains adequate procedures to protect the security and confidentiality of such information.

EDUCATION AND TRAINING

The AML Compliance Officer and all other relevant employees of the Service Providers to whom the Fund has delegated compliance with this AML Program shall attend a formal anti-money laundering training at the time he or she assumes duties under this AML Program, to the extent practicable, and periodically thereafter. Other members of the AML Compliance Committee are required to remain conversant in AML requirements and to stay abreast of industry developments and changes in law through self-study and attendance at quarterly AML Compliance Committee meetings.

AML training may be conducted at third-party or in-house seminars and may include computer training. The level, frequency and focus of the training shall be determined by the responsibilities of the attendees and extent to which their functions bring them into contact with possible money laundering activity. The training also shall be relevant to the functions of the attendees and include job-specific guidance.

The AML Compliance Officer shall be responsible for reviewing, to the extent practicable, on an annual basis, the AML training prescribed herein.

AUDIT

This AML Program shall be audited on an annual basis, to the extent practicable, in order to ensure that the AML Program is functioning as designed.

Independence Requirement. The audit may be performed by trained members of a Service Provider’s audit department who are independent of the personnel working in the areas that are exposed to potential issues related to money laundering activities, or by an independent third party.

Written Report. The auditor of the AML Program shall prepare a written report documenting the results of the audit, including any deficiencies and recommendations for enhanced compliance with this AML Program. Copies of the report shall promptly be provided to the AML Compliance Officer and the Funds’ Board of Trustees for their review and consideration and may be provided to the AML Compliance Committee.

APPROVAL & REVIEW

Board Review and Approval. The Board of Trustees of each Fund shall initially approve or ratify the adoption of this AML Program for the Fund and shall review the AML Program at least annually. Any material changes shall be approved, if practical, by the Board of Trustees prior to their implementation or shall be adopted by the AML Compliance Officer subject to ratification by the Board of Trustees as set forth below. The Board of Trustees may request and evaluate such information as it deems reasonable and appropriate in connection with its review and approval of this AML Program.

Interim Amendments. The AML Compliance Officer, in consultation with the AML Compliance Committee, may adopt interim amendments to this AML Program as necessary to comply with legal requirements, subject to ratification by the Board of Trustees.

Record. Any approval or ratification shall be noted in the minutes of the meeting at which such action was taken.

RECORDKEEPING

General. Each Fund shall maintain records in order to (1) provide an audit trail for law enforcement officials investigating potential money laundering schemes and (2) document the Funds’ compliance with all applicable legal and regulatory requirements relating to money laundering.

Required Records. Except to the extent such records relate to performance of a Funds’ CIP by a party on whom the Fund relies pursuant to this AML Program or a Service Provider (in which case records are maintained by such party or Service Provider), the AML Compliance Officer shall maintain records documenting each Funds’ compliance with this AML Program, including:

•

all contracts with and assurances received from Service Providers regarding the nature and extent of their anti-money laundering programs, as well as the AML Compliance Officer’s review and evaluation of a Service Provider’s anti-money laundering program as it relates to functions delegated to and/or responsibilities assumed by the Service Provider under the AML Program, and other pertinent records relating to the evaluation of Service Providers;

•	all suspicious activity reports filed by the Fund, along with supporting documentation;

•	documentation regarding any suspicious activity investigations;

•	the AML Compliance Officer’s periodic reports to the Board of Trustees;

•	the minutes from any meeting of the Board of Trustees at which this AML Program was reviewed and approved;

•	documentation relating to education and training under this Program, including the date of each training session, the attendees, the topics covered and the training materials disseminated;

•	all contracts with and certifications from Third Party Intermediaries on whom the Fund relies with respect to the CIP for Common Customers;

•	copies of all identifying information obtained about Fund customers;

•

descriptions of all documents, including the types of documents, any identification numbers contained in the documents, the places of issuance and, if any, the dates of issuance and expiration dates, that were relied on in identifying Fund customers;

•	descriptions of the methods and the results of measures undertaken to verify the identities of Fund customers;

•	descriptions of the resolution of every substantive discrepancy discovered when verifying identifying information for Fund customers; and

•	each audit report of the AML Program.

Length of Time to Retain Records. Generally, the above records must be maintained in a readily accessible place for a period of five years from the event they document, or such other period as may be required by law. Identifying information about each Fund customer shall be maintained for a period of five years after the customer’s account is closed. Additionally, descriptions of: (i) documents relied upon to identify Fund customers; (ii) methods and results of measures taken to verify the identity of Fund customers; and (iii) the resolution of all substantive discrepancies shall be retained for five years after the record is made. All suspicious activity reports filed by the Fund and related documents must be retained for five years from the date of filing.

APPENDIX A

ANTI-MONEY LAUNDERING COMPLIANCE OFFICER

Scott J. Schneider serves as the Anti-Money Laundering Compliance Officer for each Fund pursuant to the Anti-Money Laundering Program. He may be contacted as follows:

Name:	Scott J. Schneider

Address:	6300 Lamar Avenue
P.O. Box 29217 Shawnee Mission, Kansas 66201-9217

E-Mail Address:	sschneid@waddell.com

Telephone Number:	(913) 236-1920

Fax Number:	(913) 236-2379